Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-133526 as filed on April 25, 2006) and related Prospectus of eHealth, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California

May 25, 2006